UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Skye Bioscience, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

FOR IMMEDIATE RELEASE
SKYE BIOSCIENCE FILES DEFINITIVE PROXY STATEMENT AND ANNOUNCES STOCKHOLDER MEETING DATE
San Diego, California, September 1, 2022 -- Skye Bioscience, Inc. (OTCQB: SKYE) (“Skye” or the “Company”), a pharmaceutical company developing a proprietary, synthetic cannabinoid derivative to treat glaucoma, announces that it has filed its definitive proxy statement related to its special meeting to be held online on September 30, 2022.
Stockholders as of August 29, 2022, will receive a definitive proxy statement, voting card, and voting instructions by mail or email. The definitive proxy statement includes all pertinent information related to, among other matters, the proposed business combination between Skye and Emerald Health Therapeutics, Inc. (“Emerald”). Skye’s special meeting will take place via live audio webcast at https://web.viewproxy.com/skye/2022 on September 30, 2022 at 9:00 a.m. (Pacific time).
YOUR VOTE IS IMPORTANT. After you receive the proxy and voting materials, please review them carefully and do promptly vote your shares. You will have the ability to vote in advance of the meeting after you receive your proxy materials. Whether or not you expect to attend the Skye meeting virtually, please submit your vote as soon as possible.
“We are grateful for the support of Emerald’s leadership and greatly appreciate that Emerald shareholders voted in favor of the proposed business combination between our two companies,” said Punit Dhillon, CEO and Chair. “We now look forward to completing the Skye stockholder voting process. Completing this transaction would provide us with valuable resources to execute our business plan. The votes of all stockholders, small and large, do count. We invite and strongly encourage you to take the time to support your Company with your positive vote, as per the recommendation of Skye’s Board of Directors.”
The definitive proxy statement can be viewed at https://ir.skyebioscience.com/sec-filings/all-sec-filings.
About Skye Bioscience
Skye Bioscience is a pharmaceutical company unlocking the potential of cannabinoids through the development of its proprietary cannabinoid derivatives to treat diseases with significant unmet needs. The company’s lead program, SBI-100 OE, is focused on developing a treatment for glaucoma, the world’s leading cause of irreversible blindness. For more information, please visit: www.skyebioscience.com.
Contact
Investor Relations Email: ir@skyebioscience.com Phone: (858) 410-0266

Additional Information and Where to Find It
In connection with the proposed business transaction, Skye has filed a proxy statement on Schedule 14A containing important information about the proposed transaction and related matters and may file other relevant documents with the sEC regarding the proposed transaction. Investors of Skye are urged to carefully read the entire proxy statement (including any amendments or supplements to such documents), respectively, when such documents become available before making any voting decision with respect to the proposed transaction because they will contain important information about the proposed transaction and the parties to the transaction.
Investors and security holders of Skye will be able to obtain a free copy of the proxy statement, as well as other relevant filings containing information about Skye and the proposed transaction, including materials that will be incorporated by reference into the proxy statement, without charge, at the SEC’s website (www.sec.gov) or from Skye by contacting Skye’s Investor Relations at (858) 410-0266, by email at ir@skyebioscience.com, or by going to Skye’s Investor Relations page on its website at https:/ir.skyebioscience.com and clicking on the link titled “SEC Filings.”
Participants in the Solicitation
Skye and certain of its respective directors, executive officers and employees may be deemed to be participants in the solicitation of Skye proxies in respect of the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Skye stockholders in connection with the proposed transaction will be set forth in the Skye proxy statement for the proposed transaction when available. Other information regarding the participants in the Skye proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in such proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction. Copies of these documents may be obtained, free of charge, from the SEC or Skye as described in the preceding paragraph.

Forward-Looking Statements
This letter contains forward-looking statements, including statements regarding our product development, business strategy, the timing of clinical trials, and commercialization of cannabinoid-derived therapeutics. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including “anticipated,” “plans,” “goal,” “focus,” “aims,” “intends,” “believes,” “can,” “could,” “challenge,” “predictable,” “will,” “would,” “may” or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment, and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of Skye’s most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, Skye disclaims any intent or obligation to update these forward-looking statements.